Exhibit 99.1

DPW Holdings’ Gresham Worldwide Business Announces Development Agreement with Global Medical Device Company

Gresham Worldwide’s Subsidiary, Enertec Systems 2001, Ltd., Enters into Agreement to Develop Testing Facilities with Align Technology, Inc.

Newport Beach, CA, October 22, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced that its global defense and technology business, Gresham Worldwide, Inc. (“Gresham Worldwide”), has entered into an agreement to develop medical testing facilities with Align Technology, Inc. (NASDAQ: ALGN), a global medical device company, through Gresham Worldwide’s wholly owned subsidiary Enertec Systems 2001, Ltd. (“Enertec”).

Enertec, based in Israel, is a leading provider of high quality, highly reliable bespoke technology solutions for mission critical applications in the defense, aerospace and medical industries, including advanced multi-purpose electronic systems with customized computer-based automated test equipment.

In the first phase of the development project, Enertec will place a team of experienced engineers on-site with the customer to study the medical device company’s products and needs. In the second phase, Enertec will provide customized, advanced testing systems. Enertec has been in business for more than 30 years and Enertec’s CEO, Zvi Avni, has over 35 years of experience developing advanced testing systems.

Enertec’s CEO, Zvi Avni said, “We look forward to the development of advanced testing systems for our new customer, Align Technology, Inc., leveraging Enertec’s position as a leading provider of complex testing solutions for the defense, aerospace and medical industries, both at home and abroad. Israel is considered to be among the world leaders in the field of medical devices, and we expect to see continued growth in the sector.”

“Expanding its portfolio of business in the medical field adds to momentum at Enertec,” said Jonathan Read, Gresham Worldwide’s CEO. “This recent contract demonstrates that demand for Gresham’s technology offerings remains strong. The expansion of Enertec’s testing systems, among other products, reflects the confidence and the trust that this global medical device company has to work with Gresham on what we expect will be a long life cycle platform program. We remain optimistic that the Gresham can achieve our goals for significant growth in 2020 and 2021.”

For more information on DPW and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

About Gresham Worldwide

Gresham Worldwide, formerly known as DPW Technology Group, is a provider of high-quality, ultra-reliable bespoke technology solutions for mission critical applications in the defense, medical and telecommunications verticals. The three component companies under the leadership of CEO, Jonathan Read, are Microphase Corporation, Enertec Systems 2001 Ltd. and Gresham Power Electronics Ltd. Each has decades of experience serving global defense markets. Gresham Worldwide operates with a global footprint with headquarters in Phoenix, Arizona, an office in Washington D.C. and design and operations centers in Shelton, Connecticut, Salisbury, U.K., and Karmiel, Israel.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235